As Filed with the Securities and Exchange Commission on	Registration No. 333-138304 Registration No. 333-180479 Registration No. 333-220182

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

Post-Effective Amendment No. 1
on Form S-1
to
FORM S-3 REGISTRATION STATEMENT NO. 333-138304
FORM S-3 REGISTRATION STATEMENT NO. 333-180479
FORM S-3 REGISTRATION STATEMENT NO. 333-220182
UNDER THE SECURITIES ACT OF 1933

CONDOR HOSPITALITY TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland	6798	52-1889548
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 153
Battle Creek, Nebraska 68715
(301) 861-3305
(Address and telephone number
of Registrant’s Principal Executive Offices)
--
Jill Burger
Chief Executive Officer
P.O. Box 153
Battle Creek, Nebraska 68715
(301) 861-3305
(Name, address and telephone number of agent for service)

Copy to:
Matt Criswell
Guy Lawson
McGrath North Mullin & Kratz, PC LLO
Suite 3700 First National Tower
1601 Dodge Street
Omaha, Nebraska 68102
(402) 341-3070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments, filed by Condor Hospitality Trust, Inc., a Maryland real estate investment trust (“Condor”), relate to the following Registration Statements filed by the Company on Form S-3 (collectively, the “Registration Statements”):

•
Registration Statement No. 333-138304, originally filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2006, pertaining to the registration of 366,916 Condor’s common stock, $0.01 par value per share (the “Shares”);

•	Registration Statement No. 333-180479, originally filed with the Commission on March 30, 2012, as amended on June 12, 2012, pertaining to the registration of 60,000,000 Shares; and

•	Registration Statement No. 333-220182, originally filed with the Commission on August 25, 2017, as amended on September 7, 2017, pertaining to the registration of 480,770 Shares.

Condor has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Condor in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offerings, Condor hereby removes from registration all of such securities of Condor registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Nebraska, on January 21, 2022.

Condor Hospitality Trust, Inc.

By:	/s/ Jill Burger
Name:	Jill Burger
Title:	Chief Executive Officer